Exhibit 2




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-40400 of RJR Nabisco Holdings Corp. on Form S-8, of our reports dated June 24, 1994 appearing in this Annual Report on Form 11-K of the Nabisco Employee Savings Plan for the year ended December 30, 1993.




Deloitte & Touche
New York, New York
June 27, 1994